EXHIBIT 12



Boeing Capital Corporation and Subsidiaries
Computation of Ratio of Income to Fixed Charges
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                                                                                    Nine months ended
                                                                                      September 30,
(Dollars in millions)                                                             2002              2001
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Income:
   Income before provision (benefit) for income taxes                      $         45.6    $        167.5
   Fixed charges                                                                    299.5             237.4
                                                                           ------------------------------------
   Income before provision (benefit) for income taxes and fixed
      charges                                                              $        345.1    $        404.9
                                                                           ====================================

Fixed charges:
    Interest expense                                                       $        297.0    $        233.3
    Preferred stock dividend requirement(1)                                           2.5               4.1
                                                                           ------------------------------------
                                                                           $        299.5    $        237.4
                                                                           ====================================

Ratio of income before provision (benefit) for income taxes and
fixed charges to fixed charges                                                     1.15              1.71
                                                                           ====================================

     (1) Reflects a pre-tax basis.

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